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                                                                   EXHIBIT 24(B)

                         MONTGOMERY WARD HOLDING CORP.
                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints John L. Workman, Edwin G. Pohlmann and Spencer H. Heine, and each of them, his true and lawful attorneys-in-fact and agents each with full power to execute, in his name and in each and every capacity, a Registration Statement on Form S-8 of this Corporation in connection with the registration of 2,000,000 shares of Class A Common Stock, Series 3, par value $.01 per share, and Voting Trust Certificates representing such 2,000,000 shares of Class A Common Stock, and any amendments thereto, with all exhibits thereto, and any and all documents in connection therewith, and to file the same, pursuant to the Securities Act of 1933, as amended;

  AND FURTHER, the undersigned hereby grants to said attorneys-in-fact and agents, and to each of them, full power and authority to do and perform any and all acts and things essential or necessary to be done, as fully to all intents and purposes as he might or could do in person, in connection with the proper exercise of the powers granted hereunder.

  IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 31st day of October, 1994.

NAME AND TITLE:                                  /s/ Bernard W. Andrews
                                          -------------------------------------
                                              Bernard W. Andrews, Director